As filed with the Securities and Exchange Commission on April 24, 2007

Registration No. 000-51544

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

A-MAX TECHNOLOGY LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

10/F, A-MAX Technology Tower 12-16 Fui Yiu Kok Street, Tsuen Wan New Territories, Hong Kong (852) 2798-6699 (Address, including ZIP Code of registrant’s of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form 8-A (Registration No. 000-51544) of A-Max Technology Limited, a Bermuda company (the “Company”), originally filed on September 28, 2005, pertaining to the registration of ordinary shares, par value US$0.00002 per share. The ordinary shares were registered not for trading, but only in connection with the American Depositary Shares, which were registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6 and accordingly were exempt from registration under Section 12(g) of the Securities Exchange Act of 1934, as amended, pursuant to rule 12g3-2(c) thereunder.

To date, none of the securities registered under the Company’s Registration Statement on Form F-1 and Form F-6 have been issued and sold. As a result, the Company will be deregistering all of the Company’s securities and therefore hereby removes from registration all securities of the Company registered pursuant to this Registration Statement on Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on April 24, 2007.

A-MAX TECHNOLOGY LIMITED

By:	/s/ Victor Chan
Victor Chan Chairman of the Board and Chief Executive Officer